October 25, 2017	FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Paul Shoukry, 727.567.5133
raymondjames.com/news-and-media/press-releases

RAYMOND JAMES FINANCIAL REPORTS 4TH QUARTER AND FISCAL 2017 RESULTS

•	Record quarterly net revenues of $1.69 billion, up 16 percent over the prior year’s fiscal fourth quarter and 4 percent over the preceding quarter

•	Record quarterly net income of $193.5 million, or $1.31 per diluted share, and adjusted quarterly net income of $217.3 million (1), or $1.47 per diluted share (1)

•
Record annual net revenues of $6.37 billion, record annual net income of $636.2 million, or $4.33 per diluted share, and adjusted annual net income of $768.1 million (1), or $5.23 per diluted share (1)

•	Records for client assets under administration of $692.9 billion, financial assets under management of $96.4 billion, and net loans at Raymond James Bank of $17.0 billion

ST. PETERSBURG, Fla - Raymond James Financial, Inc. (NYSE: RJF) today reported record net revenues of $1.69 billion and record net income of $193.5 million, or $1.31 per diluted share, for the fiscal fourth quarter ended September 30, 2017. Quarterly net income was up 13 percent over the prior year’s fiscal fourth quarter and 5 percent over the preceding quarter. Excluding losses on extinguishment of debt and acquisition-related expenses, adjusted quarterly net income was $217.3 million (1), or $1.47 per diluted share (1). The record results generated in the quarter were largely attributable to substantial growth of Private Client Group assets in fee-based accounts, the benefit derived from higher short-term interest rates, and record investment banking revenues.

For fiscal year 2017, record net revenues of $6.37 billion increased 18 percent, record net income of $636.2 million increased 20 percent, and adjusted net income of $768.1 million (1) increased 35 percent compared to fiscal 2016.

“We are pleased that all four of our core segments generated record net revenues and pre-tax income in fiscal 2017,” said Chairman and CEO Paul Reilly. “Moreover, the records we achieved for the number of Private Client Group financial advisors, client assets under administration, financial assets under management, and net loans at Raymond James Bank should provide significant tailwinds for the start of fiscal 2018.”

Segment Results

Private Client Group

•	Record quarterly net revenues of $1.17 billion, up 21 percent over the prior year’s fiscal fourth quarter and 4 percent over the preceding quarter

•	Record quarterly pre-tax income of $142.3 million, a substantial increase of 34 percent over the prior year’s fiscal fourth quarter and 11 percent over the preceding quarter

•	Record annual net revenues of $4.42 billion and record annual pre-tax income of $373.0 million

•	Record Private Client Group assets under administration of $659.5 billion, an increase of 15 percent over September 2016 and 4 percent over June 2017

•	Private Client Group assets in fee-based accounts of $294.5 billion, representing growth of 27 percent over September 2016 and 6 percent over June 2017

Please refer to the footnotes at the end of this press release for additional information.

Growth of assets in fee-based accounts and higher short-term interest rates helped the segment generate record results for both the fourth quarter and fiscal 2017. The number of financial advisors reached a record 7,346, lifted by exceptionally strong advisor recruiting and retention results as well as the successful integrations of Alex. Brown and 3Macs during the fiscal year.

“I am proud of our advisors for maintaining an unwavering focus on serving their clients, especially given the multitude of regulatory changes during the fiscal year,” said Reilly. “We plan to continue growing our investments in technology and our service offerings to facilitate stronger relationships through even more efficient and effective tools for use by our advisors and their clients.”

Capital Markets

•	Quarterly net revenues of $265.6 million, down 7 percent compared to the prior year’s fiscal fourth quarter and up 3 percent compared to the preceding quarter

•	Quarterly pre-tax income of $43.9 million, down 17 percent compared to the prior year’s fiscal fourth quarter and up 27 percent compared to the preceding quarter

•	Record quarterly investment banking revenues of $130.7 million, fueled by record M&A fees of $84.5 million

•	Record annual net revenues of $1.01 billion and record annual pre-tax income of $141.2 million

For the quarter, record M&A fees and a sequential increase in tax credit funds syndication fees resulted in an increase in investment banking revenues despite a decline in equity underwriting revenues. Due to lower equity underwritings and muted market volatility, institutional equity commissions declined significantly during the quarter. Similarly, a lack of interest rate volatility coupled with a flattening yield curve led to a decline in institutional fixed income commissions during the quarter, although net trading profits remained relatively resilient.

For the fiscal year, the segment’s record results were driven by strong investment banking revenues of $398.7 million, which increased 31 percent over fiscal 2016. Improved M&A and equity underwriting results more than offset both the decline in trading profits and the weakness in the tax credit funds syndication business resulting from uncertainty over corporate tax reform. Primarily due to the market headwinds mentioned above, both institutional equity and fixed income commissions were down in fiscal 2017.

“The record results generated by the Capital Markets segment in fiscal 2017 reinforce the value of our diversified, client-focused platform,” said Reilly.

Asset Management

•	Record quarterly net revenues of $131.4 million, up 24 percent compared to the prior year’s fiscal fourth quarter and 5 percent compared to the preceding quarter

•	Record quarterly pre-tax income of $48.8 million, representing significant increases of 39 percent compared to the prior year’s fiscal fourth quarter and 13 percent compared to the preceding quarter

•	Record annual net revenues of $487.7 million and record annual pre-tax income of $171.7 million

•	Record financial assets under management of $96.4 billion, reflecting growth of 25 percent compared to September 2016 and 6 percent compared to June 2017

Record financial assets under management led to record results in the Asset Management segment for both the fourth quarter and fiscal year. The increase in financial assets under management reflected market appreciation and increased utilization of fee-based accounts in the Private Client Group. Carillon Tower Advisers / Eagle generated modest net inflows during the fiscal year, despite the industry-wide headwinds for actively managed investments. The previously announced acquisition of Scout Investments and Reams Asset Management remains on track to close in the December 2017 calendar quarter.

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Bank

•	Record quarterly net revenues of $162.8 million, up 22 percent over the prior year’s fiscal fourth quarter and 8 percent over the preceding quarter

•	Record quarterly pre-tax income of $113.3 million, up 16 percent over the prior year’s fiscal fourth quarter and 13 percent over the preceding quarter

•	Record annual net revenues of $592.7 million and record annual pre-tax income of $409.3 million

•	Record net loans at Raymond James Bank of $17.0 billion, representing growth of 12 percent over September 2016 and 2 percent over June 2017

The Bank’s record results were lifted by loan growth, the expansion of the available-for-sale, agency-backed securities portfolio, and continued improvement of credit metrics. Despite the broad-based growth in the loan portfolio, the improving credit metrics resulted in a loan loss benefit for the Bank during the quarter. The Bank’s net interest margin for the quarter was 3.11 percent, which increased 7 basis points over the prior year’s fiscal fourth quarter but declined 3 basis points compared to the preceding quarter. The modest sequential decline in the Bank’s net interest margin was primarily attributable to an increase in the Bank’s excess cash balances.

Other

The Other segment included $6.7 million of private equity gains in the quarter, of which $6.0 million were attributable to noncontrolling interests. On September 25, all of the 8.60% Senior Notes due 2019 with an aggregate principal amount outstanding of $300 million were redeemed, resulting in a $37.5 million loss on extinguishment of debt.

The effective tax rate was 30.1 percent for the quarter and 31.2 percent for the fiscal year. The effective tax rate benefited from new accounting guidance associated with share-based compensation and non-taxable gains in our corporate-owned life insurance portfolio during the fiscal year.

A conference call to discuss the results will take place tomorrow morning, Thursday, October 26th, at 8:15 a.m. ET. For a listen only connection, please call: 877-671-8037 (conference code: 1845283), or visit www.raymondjames.com/investor-relations/earnings/earnings-conference-call for a live audio webcast. An audio replay of the call will be available until April 26, 2018, on the Investor Relations page of our website at www.raymondjames.com.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has approximately 7,300 financial advisors in 3,000 locations throughout the United States, Canada and overseas. Total client assets are $693 billion. Public since 1983, the firm is listed on the New York Stock Exchange under the symbol RJF. Additional information is available at www.raymondjames.com.

Forward Looking Statements

Certain statements made in this press release and the associated conference call may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions and divestitures, anticipated results of litigation and regulatory developments or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc. Selected financial highlights (Unaudited)

Summary results of operations
	Three months ended
	September 30, 2017	September 30, 2016		% Change	June 30, 2017	% Change
	($ in thousands, except per share amounts)
Total revenues	$1,732,686	$1,492,156	(3)	16%	$1,663,107	4%
Net revenues	$1,690,111	$1,459,941	(3)	16%	$1,624,547	4%
Pre-tax income (2)	$278,440	$236,422		18%	$275,014	1%
Net income (2)	$193,489	$171,670		13%	$183,424	5%

Earnings per common share:
Basic	$1.34	$1.21		11%	$1.27	6%
Diluted	$1.31	$1.19		10%	$1.24	6%

Non-GAAP measures: (1)
Adjusted pre-tax income (2)	$316,781	$268,746		18%	$278,380	14%
Adjusted net income (2)	$217,260	$193,814		12%	$185,511	17%
Adjusted basic earnings per common share	$1.51	$1.37		10%	$1.29	17%
Adjusted diluted earnings per common share	$1.47	$1.34		10%	$1.26	17%

	Twelve months ended
	September 30, 2017	September 30, 2016		% Change
	($ in thousands, except per share amounts)
Total revenues	$6,524,875	$5,521,120	(3)	18%
Net revenues	$6,371,097	$5,405,064	(3)	18%
Pre-tax income (2)	$925,346	$800,643		16%
Net income (2)	$636,235	$529,350		20%

Earnings per common share:
Basic	$4.43	$3.72		19%
Diluted	$4.33	$3.65		19%

Non-GAAP measures: (1)
Adjusted pre-tax income (2)	$1,119,087	$861,349		30%
Adjusted net income (2)	$768,107	$569,486		35%
Adjusted basic earnings per common share	$5.35	$4.01		33%
Adjusted diluted earnings per common share	$5.23	$3.93		33%

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc. Consolidated Statements of Income (Unaudited)

	Three months ended
	September 30, 2017	September 30, 2016 (3)	% Change	June 30, 2017	% Change
	(in thousands, except per share amounts)
Revenues:
Securities commissions and fees	$1,026,505	$923,859	11%	$1,017,908	1%
Investment banking	130,682	105,184	24%	104,191	25%
Investment advisory and related administrative fees	127,088	104,530	22%	117,378	8%
Interest	222,576	172,477	29%	204,224	9%
Account and service fees	181,418	137,641	32%	174,084	4%
Net trading profit	22,110	25,212	(12)%	23,404	(6)%
Other	22,307	23,253	(4)%	21,918	2%
Total revenues	1,732,686	1,492,156	16%	1,663,107	4%
Interest expense	(42,575)	(32,215)	32%	(38,560)	10%
Net revenues	1,690,111	1,459,941	16%	1,624,547	4%
Non-interest expenses:
Compensation, commissions and benefits	1,103,824	961,388	15%	1,082,382	2%
Communications and information processing	84,914	67,409	26%	77,819	9%
Occupancy and equipment costs	50,680	43,950	15%	46,507	9%
Clearance and floor brokerage	12,533	12,005	4%	12,296	2%
Business development	38,740	35,884	8%	39,305	(1)%
Investment sub-advisory fees	21,450	16,064	34%	20,133	7%
Bank loan loss provision/(benefit)	(110)	1,176	NM	6,209	NM
Acquisition-related expenses	877	19,374	(95)%	3,366	(74)%
Losses on extinguishment of debt	37,464	—	NM	—	NM
Other	57,520	59,782	(4)%	59,589	(3)%
Total non-interest expenses	1,407,892	1,217,032	16%	1,347,606	4%
Income including noncontrolling interests and before provision for income taxes	282,219	242,909	16%	276,941	2%
Provision for income taxes	84,951	64,752	31%	91,590	(7)%
Net income including noncontrolling interests	197,268	178,157	11%	185,351	6%
Net income attributable to noncontrolling interests	3,779	6,487	(42)%	1,927	96%
Net income attributable to Raymond James Financial, Inc.	$193,489	$171,670	13%	$183,424	5%

Earnings per common share – basic	$1.34	$1.21	11%	$1.27	6%
Earnings per common share – diluted	$1.31	$1.19	10%	$1.24	6%
Weighted-average common shares outstanding – basic	143,913	141,381		143,712
Weighted-average common and common equivalent shares outstanding – diluted	147,761	144,487		147,103

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc. Consolidated Statements of Income (Unaudited)

	Twelve months ended
	September 30, 2017	September 30, 2016 (3)	% Change
	(in thousands, except per share amounts)
Revenues:
Securities commissions and fees	$4,020,910	$3,498,615	15%
Investment banking	398,675	304,155	31%
Investment advisory and related administrative fees	462,989	393,346	18%
Interest	802,126	640,397	25%
Account and service fees	667,274	511,326	30%
Net trading profit	81,880	91,591	(11)%
Other	91,021	81,690	11%
Total revenues	6,524,875	5,521,120	18%
Interest expense	(153,778)	(116,056)	33%
Net revenues	6,371,097	5,405,064	18%
Non-interest expenses:
Compensation, commissions and benefits	4,228,387	3,624,607	17%
Communications and information processing	310,961	279,746	11%
Occupancy and equipment costs	190,737	167,455	14%
Clearance and floor brokerage	48,586	42,732	14%
Business development	154,926	148,413	4%
Investment sub-advisory fees	78,656	59,930	31%
Bank loan loss provision	12,987	28,167	(54)%
Acquisition-related expenses	17,995	40,706	(56)%
Losses on extinguishment of debt	45,746	—	NM
Other	354,138	201,364	76%
Total non-interest expenses	5,443,119	4,593,120	19%
Income including noncontrolling interests and before provision for income taxes	927,978	811,944	14%
Provision for income taxes	289,111	271,293	7%
Net income including noncontrolling interests	638,867	540,651	18%
Net income attributable to noncontrolling interests	2,632	11,301	(77)%
Net income attributable to Raymond James Financial, Inc.	$636,235	$529,350	20%

Earnings per common share – basic	$4.43	$3.72	19%
Earnings per common share – diluted	$4.33	$3.65	19%
Weighted-average common shares outstanding – basic	143,275	141,773
Weighted-average common and common equivalent shares outstanding – diluted	146,647	144,513

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc. Segment Results (Unaudited)

	Three months ended
	September 30, 2017	September 30, 2016		% Change	June 30, 2017	% Change
	($ in thousands)
Net revenues:
Private Client Group	$1,169,082	$963,349		21%	$1,127,285	4%
Capital Markets	265,587	285,835	(3)	(7)%	258,909	3%
Asset Management	131,432	106,371		24%	125,664	5%
RJ Bank	162,797	133,726		22%	150,487	8%
Other (4)	(4,958)	(7,313)		32%	(7,251)	32%
Intersegment eliminations	(33,829)	(22,027)			(30,547)
Total net revenues	$1,690,111	$1,459,941		16%	$1,624,547	4%

Pre-tax income/(loss): (2)
Private Client Group	$142,269	$106,281		34%	$127,951	11%
Capital Markets	43,934	53,149		(17)%	34,607	27%
Asset Management	48,760	35,162		39%	43,270	13%
RJ Bank	113,281	97,367		16%	99,990	13%
Other (4)	(69,804)	(55,537)		(26)%	(30,804)	(127)%
Pre-tax income	$278,440	$236,422		18%	$275,014	1%

	Twelve months ended
	September 30, 2017	September 30, 2016		% Change
	($ in thousands)

Net revenues:
Private Client Group	$4,421,633	$3,616,479		22%
Capital Markets	1,013,683	1,001,716	(3)	1%
Asset Management	487,658	404,349		21%
RJ Bank	592,670	493,966		20%
Other (4)	(29,870)	(31,692)		6%
Intersegment eliminations	(114,677)	(79,754)
Total net revenues	$6,371,097	$5,405,064		18%

Pre-tax income/(loss): (2)
Private Client Group	$372,950	$340,564		10%
Capital Markets	141,236	139,173		1%
Asset Management	171,736	132,158		30%
RJ Bank	409,303	337,296		21%
Other (4)	(169,879)	(148,548)		(14)%
Pre-tax income	$925,346	$800,643		16%

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc. Selected Operating Data (Unaudited)

	Three months ended
	September 30, 2017	September 30, 2016		% Change	June 30, 2017	% Change
	($ in thousands)
Securities commissions and fees by segment:
Private Client Group	$933,720	$792,279		18%	$902,483	3%
Capital Markets:
Equity	40,112	53,102		(24)%	58,864	(32)%
Fixed Income	61,895	84,997		(27)%	65,820	(6)%
Intersegment eliminations	(9,222)	(6,519)			(9,259)
Total securities commissions and fees	$1,026,505	$923,859		11%	$1,017,908	1%

Investment banking revenues:
Equity:
Underwritings	$16,892	$23,754		(29)%	$19,172	(12)%
Mergers & acquisitions and advisory fees	84,503	46,427		82%	62,983	34%
Fixed Income	11,540	10,779		7%	12,296	(6)%
Tax credit funds syndication fees	18,214	23,904		(24)%	9,581	90%
Other	(467)	320		NM	159	NM
Total investment banking revenues	$130,682	$105,184		24%	$104,191	25%

Other revenues:
Realized/unrealized gain attributable to private equity investments	$6,696	$5,851		14%	$6,603	1%
Other	15,611	17,402	(3)	(10)%	15,315	2%
Total other revenues	$22,307	$23,253	(3)	(4)%	$21,918	2%

Net income/(loss) attributable to noncontrolling interests:
Private equity investments	$5,958	$6,892		(14)%	$3,536	68%
Consolidation of low-income housing tax credit funds	(3,560)	(1,896)	(3)	(88)%	(2,820)	(26)%
Other	1,381	1,491		(7)%	1,211	14%
Total net income attributable to noncontrolling interests	$3,779	$6,487	(3)	(42)%	$1,927	96%

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc. Selected Operating Data (Unaudited)

	Twelve months ended
	September 30, 2017	September 30, 2016		% Change
	($ in thousands)
Securities commissions and fees by segment:
Private Client Group	$3,566,304	$2,978,406		20%
Capital Markets:
Equity	222,942	228,346		(2)%
Fixed Income	267,749	316,144		(15)%
Intersegment eliminations	(36,085)	(24,281)
Total securities commissions and fees	$4,020,910	$3,498,615		15%

Investment banking revenues:
Equity:
Underwritings	$72,845	$54,492		34%
Mergers & acquisitions and advisory fees	228,422	148,503		54%
Fixed Income	43,234	41,024		5%
Tax credit funds syndication fees	54,098	59,424		(9)%
Other	76	712		(89)%
Total investment banking revenues	$398,675	$304,155		31%

Other revenues:
Realized/unrealized gain attributable to private equity investments	$31,386	$23,735		32%
Other	59,635	57,955	(3)	3%
Total other revenues	$91,021	$81,690	(3)	11%

Net income/(loss) attributable to noncontrolling interests:
Private equity investments	$11,695	$15,701		(26)%
Consolidation of low-income housing tax credit funds	(13,922)	(9,865)	(3)	(41)%
Other	4,859	5,465		(11)%
Total net income attributable to noncontrolling interests	$2,632	$11,301	(3)	(77)%

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc. Selected Key Metrics (Unaudited)

Financial metrics:
	For the period ended
	September 30, 2017			September 30, 2016 (3)		June 30, 2017
Total assets	$34.9	bil.	(5)	$31.5	bil.	$33.4	bil.
Total equity (2)	$5.6	bil.		$4.9	bil.	$5.4	bil.
Book value per share	$38.74			$34.73		$37.46
Return on equity - quarter (6)	14.1%			14.2%		13.8%
Adjusted return on equity - quarter (1) (6)	15.8%			16.0%		14.0%
Return on equity - year to date (6)	12.2%			11.3%		11.5%
Adjusted return on equity - year to date (1) (6)	14.5%			12.1%		14.1%

Common equity tier 1 capital ratio	23.0%		(5)	20.6%		22.3%
Tier 1 capital ratio	23.0%		(5)	20.6%		22.3%
Total capital ratio	23.9%		(5)	21.6%		23.3%
Tier 1 leverage ratio	15.0%		(5)	15.0%		15.1%

Total compensation ratio - quarter (7)	65.3%			65.9%		66.6%
Total compensation ratio - year to date (7)	66.4%			67.1%		66.8%
Pre-tax margin on net revenues - quarter (8)	16.5%			16.2%		16.9%
Adjusted pre-tax margin on net revenues - quarter (1) (8)	18.7%			18.4%		17.1%
Pre-tax margin on net revenues - year to date (8)	14.5%			14.8%		13.8%
Adjusted pre-tax margin on net revenues - year to date (1) (8)	17.6%			15.9%		17.1%
Effective tax rate - quarter	30.1%			27.4%		33.3%
Effective tax rate - year to date	31.2%			33.9%		31.6%

Private Client Group financial advisors:
	As of
	September 30, 2017 (9)	September 30, 2016	June 30, 2017
Employees	3,041	3,098	2,996
Independent contractors	4,305	4,048	4,289
Total advisors	7,346	7,146	7,285

Client asset metrics:
	As of
	September 30, 2017	September 30, 2016	% Change	June 30, 2017	% Change
	($ in billions)
Client assets under administration	$692.9	$604.4	15%	$664.4	4%
Private Client Group assets under administration	$659.5	$574.1	15%	$631.5	4%
Private Client Group assets in fee-based accounts	$294.5	$231.0	27%	$276.9	6%
Financial assets under management	$96.4	$77.0	25%	$91.0	6%
Clients’ domestic cash sweep balances (10)	$43.0	$43.9	(2)%	$43.3	(1)%

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Bank Selected Key Metrics (Unaudited)

Selected operating data:
	Three months ended					Twelve months ended
	September 30, 2017	September 30, 2016	% Change	June 30, 2017	% Change	September 30, 2017	September 30, 2016	% Change
	($ in thousands)					($ in thousands)
Net interest income	$156,492	$127,518	23%	$145,521	8%	$574,796	$478,690	20%
Bank loan loss provision/(benefit)	$(110)	$1,176	NM	$6,209	NM	$12,987	$28,167	(54)%
Net charge-offs	$1,606	$488	229%	$1,161	38%	$20,652	$3,009	586%
Net interest margin (% earning assets)	3.11%	3.04%	2%	3.14%	(1)%	3.10%	3.04%	2%

Financial metrics:	As of
	September 30, 2017		September 30, 2016	June 30, 2017
	($ in thousands)
Total assets (11)	$20,882,722		$17,012,686	$20,179,273
Total equity	$1,823,342		$1,658,663	$1,772,418
Total loans, net	$17,006,795		$15,210,735	$16,630,191
Total deposits (11)	$17,975,833		$14,615,342	$17,418,127
Available-for-sale (AFS) securities, at fair value	$2,082,111		$734,233	$1,878,802

Common equity tier 1 capital ratio	12.5%	(5)	12.7%	12.4%
Tier 1 capital ratio	12.5%	(5)	12.7%	12.4%
Total capital ratio	13.8%	(5)	14.0%	13.7%
Tier 1 leverage ratio	8.9%	(5)	9.9%	9.3%

Commercial and industrial loans	$7,385,910		$7,470,373	$7,253,771
Commercial Real Estate (CRE) and CRE construction loans	$3,218,971		$2,676,789	$3,194,555
Residential mortgage loans	$3,148,730		$2,441,569	$2,962,917
Securities based loans	$2,386,697		$1,904,827	$2,279,389
Tax-exempt loans	$1,017,791		$740,944	$986,790
Loans held for sale	$67,891		$202,967	$166,609

Credit Metrics:
Allowance for loan losses	$190,442		$197,378	$191,603
Allowance for loan losses (as % of loans)	1.11%		1.30%	1.15%
Total nonperforming assets	$43,699		$85,704	$47,328
Nonperforming assets (as % of total assets)	0.21%		0.50%	0.23%
Total criticized loans (12)	$264,664		$299,480	$270,659

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc.
Reconciliation of GAAP measures to non-GAAP measures
(Unaudited)

We utilize certain non-GAAP calculations as additional measures to aid in, and enhance, the understanding of our financial results and related measures. We believe that the non-GAAP measures provide useful information by excluding certain material items that may not be indicative of our core operating results. We believe that these non-GAAP measures will allow for better evaluation of the operating performance of the business and facilitate a meaningful comparison of our results in the current period to those in prior and future periods. The non-GAAP financial information should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with GAAP. In addition, our non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies.

The following table provides a reconciliation of GAAP measures to non-GAAP measures for the periods which include non-GAAP adjustments. Non-GAAP measures for the three and twelve months ended September 30, 2016 have been revised from those previously reported to conform to our current presentation, which includes amounts related to the Jay Peak settlement.

	Three months ended			Twelve months ended
	September 30, 2017	September 30, 2016	June 30, 2017	September 30, 2017	September 30, 2016
	($ in thousands, except per share amounts)
Net income (2)	$193,489	$171,670	$183,424	$636,235	$529,350
Non-GAAP adjustments:
Acquisition-related expenses (13)	877	19,374	3,366	17,995	40,706
Losses on extinguishment of debt (14)	37,464	—	—	45,746	—
Jay Peak settlement (15)	—	12,950	—	130,000	20,000
Sub-total pre-tax non-GAAP adjustments	38,341	32,324	3,366	193,741	60,706
Tax effect of non-GAAP adjustments	(14,570)	(10,180)	(1,279)	(61,869)	(20,570)
Non-GAAP adjustments, net of tax	23,771	22,144	2,087	131,872	40,136
Adjusted net income	$217,260	$193,814	$185,511	$768,107	$569,486

Pre-tax income (2)	$278,440	$236,422	$275,014	$925,346	$800,643
Pre-tax non-GAAP adjustments (as detailed above)	38,341	32,324	3,366	193,741	60,706
Adjusted pre-tax income	$316,781	$268,746	$278,380	$1,119,087	$861,349
Pre-tax margin on net revenues (8)	16.5%	16.2%	16.9%	14.5%	14.8%
Adjusted pre-tax margin on net revenues (8)	18.7%	18.4%	17.1%	17.6%	15.9%

Earnings per common share:
Basic	$1.34	$1.21	$1.27	$4.43	$3.72
Diluted	$1.31	$1.19	$1.24	$4.33	$3.65
Adjusted earnings per common share:
Adjusted basic	$1.51	$1.37	$1.29	$5.35	$4.01
Adjusted diluted	$1.47	$1.34	$1.26	$5.23	$3.93

Average equity (16)	$5,485,493	$4,833,227	$5,298,510	$5,235,231	$4,695,588
Adjusted average equity (16)	$5,497,378	$4,844,300	$5,299,553	$5,310,489	$4,707,959
Return on equity (6)	14.1%	14.2%	13.8%	12.2%	11.3%
Adjusted return on equity (6)	15.8%	16.0%	14.0%	14.5%	12.1%

Please refer to the footnotes at the end of this press release for additional information.

Footnotes

1.
These are non-GAAP measures. See the schedule on the previous page of this release for a reconciliation of our non-GAAP measures to the most directly comparable GAAP measures and for more information on these measures.

2.	Excludes noncontrolling interests.

3.
As a result of our October 1, 2016 adoption of the new consolidation guidance, we deconsolidated a number of tax credit fund VIEs that had been previously consolidated. Certain prior period amounts have been revised from those reported in the prior periods to conform to the current presentation. There was no net impact on our Condensed Consolidated Statements of Income and Comprehensive Income for the prior period as the net change in revenues, interest and other expenses were offset by the impact of the deconsolidation on the net income attributable to noncontrolling interests. See our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 (available at www.sec.gov) for more information.

4.
The Other segment includes the results of our private equity activities, as well as certain corporate overhead costs of Raymond James Financial, Inc., including the interest costs on our public debt, losses on extinguishment of debt and the acquisition and integration costs associated with certain acquisitions.

5.	Estimated.

6.
Computed by dividing annualized net income attributable to Raymond James Financial, Inc. by average equity for each respective period or, in the case of adjusted return on equity, computed by dividing annualized adjusted net income attributable to Raymond James Financial, Inc. by adjusted average equity for each respective period.

7.	Computed by dividing compensation, commissions and benefits expense by net revenues for each respective period.

8.
Computed by dividing the pre-tax income attributable to Raymond James Financial, Inc. by net revenues for each respective period or, in the case of adjusted pre-tax margin on net revenues, computed by dividing adjusted pre-tax income attributable to Raymond James Financial, Inc. by net revenues for each respective period.

9.
During the year ended September 30, 2017, we refined the criteria to determine our financial advisor population, which resulted in a decrease in our previously reported counts of approximately 100 advisors as of our date of adoption. The impact of the change in our methodology did not have a significant impact on the prior periods, and thus we have not revised the number of financial advisors reported in prior periods.

10.
Domestic broker-dealer client cash sweep balances are deposited or invested in the Raymond James Bank Deposit Program, client interest program and/or money market funds, depending on the clients’ elections.

11.	Includes affiliate deposits.

12.
Represents the loan balance for all loans within the held for investment loan portfolio in the Special Mention, Substandard, Doubtful and Loss classifications as utilized by the banking regulators. In accordance with its accounting policy, RJ Bank does not have any loan balances within the Loss classification as loans or any portion thereof, which are considered to be uncollectible, are charged-off prior to assignment to this classification.

13.
Acquisition-related expenses associated with our announced acquisition of Scout Investments and Reams Asset Management as well as the 2016 acquisitions of the U.S. Private Client Services unit of Deutsche Bank Wealth Management, MacDougall, MacDougall & MacTier, Inc., and Mummert & Company Corporate Finance GmbH.

14.
Losses on extinguishment of debt include a make-whole premium and the acceleration of unamortized debt issuance costs associated with the early extinguishment of our 8.60% Senior Notes due 2019 (September 2017) and 6.90% Senior Notes due 2042 (March 2017), respectively.

15.
Other expenses include legal expenses associated with the Jay Peak settlement. For further information see our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 (available at www.sec.gov).

16.
For the quarter, computed by adding the total equity attributable to Raymond James Financial, Inc. as of the date indicated to the prior quarter-end total, and dividing by two. For the year-to-date period, computed by adding the total equity attributable to Raymond James Financial, Inc. as of each quarter-end date during the indicated year-to-date period to the beginning of the year total and dividing by five. Adjusted average equity is computed by adjusting for the impact on average equity of the non-GAAP adjustments, as applicable for each respective period.